STRUCTURED INVESTMENTS

Client Strategy Guide: May 2012 Offerings

Free Writing Prospectus
Dated May 7, 2012
Registration Statement No. 333-178081
Filed Pursuant to Rule 433
[GRAPHIC OMITTED]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc., and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: May 2012 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Tactical Offerings
Offerings with terms of 18 months or less

Enhanced Yield	.... page 6 Contingent Income Auto-Callable Securities based on Freeport-McMoRan Copper & Gold Inc. (FCX) by Morgan Stanley .... page 7

Leveraged Performance	.... page 8 .... page 9

Strategic Offerings
Offerings with terms of more than 18 months

Leveraged Performance	.... page 10 .... page 11 Trigger Jump Securities based on the S&P 500® Index (SPX) by Morgan Stanley .... page 12

Market-Linked Notes and Market-Linked Deposits - FDIC Insured	Market-Linked Notes based on the S&P 500® Daily Risk Control 10% Index (Excess Return) (SPXT10UE) by Morgan Stanley .... page 13 .... page 14 .... page 15

Selected Risks & Considerations .... page 16

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
May 2012

Client Strategy Guide: May 2012 Offerings Page 3
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Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through Morgan
Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering or a Market
-Linked Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (or SEC), for the
offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at
www.sec.gov.

[]   For Registered Offerings Issued by Morgan Stanley: Morgan Stanley's CIK on
     the SEC web site is 0000895421

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley. com or by calling your Morgan Stanley Smith
Barney Financial Advisor.

The securities described herein (other than the market -linked certificates of deposit) are not bank deposits and are not insured by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market -Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market -Linked Certificate of Deposit, please contact your Morgan Stanley Smith Barney Financial Advisor or call the toll-free number 1-800-584-6837.

Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the
SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May
2012

Client Strategy Guide: May 2012 Offerings Page 4
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Selected Features and Risk Disclosures

Features
Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.
Such features may include:

o Varying levels of exposure to potential capital appreciation or depreciation

o Returns based on a defined formula

o Variety of underlying assets, including equities, commodities, currencies and interest rates

o Minimum investment of $1,000, unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the Structured
Investment includes the agent's commissions and expected profit. Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Structured Investments that provide for repayment of principal typically do not make periodic interest payments. Unlike ordinary debt securities, Structured
Investments that provide for repayment of principal typically do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Structured Investments that provide for repayment of principal. Because the supplemental redemption amount due at maturity on these Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment, you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May
2012

Client Strategy Guide: May 2012 Offerings Page 5
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Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives -- Market -Linked Deposits -- FDIC Insured, Market -Linked
Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged
Performance and Access.

Market-Linked Deposits -- FDIC Insured combine the repayment of all                  []   May be appropriate for investors who do not require periodic
principal at maturity, subject to applicable FDIC insurance limits and issuer             interest payments, are concerned about principal at risk, and who
credit risk, with the potential for capital appreciation based on the                     are willing to forgo some upside in exchange for the repayment of
performance of an underlying asset.                                                       all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.
Market-Linked Notes combine the repayment of all principal at maturity               []   May be appropriate for investors who do not require periodic
subject to issuer credit risk, with the potential for capital appreciation based          interest payments, are concerned about principal at risk, do not
on the performance of an underlying asset. Market-Linked Notes do not                     require FDIC insurance on their investment, and who are willing to
have the benefit of FDIC insurance.                                                       forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.
Partial Principal at Risk Securities combine the repayment of some                   []   May be appropriate for investors who do not require periodic
principal at maturity, subject to issuer credit risk, with the potential for capital      interest payments, are concerned about principal at risk, do not
appreciation based on the performance of an underlying asset.                             require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.
Enhanced Yield Investments seek to potentially generate current income               []   May be appropriate for investors who are willing to forgo some or all
greater than that of a direct investment in an underlying asset with the                  of the appreciation in the underlying asset and assume full
investor accepting full exposure to the downside with limited or no                       downside exposure to the underlying asset in exchange for
opportunity for capital appreciation.                                                     enhanced yield in the form of above-market interest payments.
Leveraged Performance Investments allow investors the possibility of                 []   May be appropriate for investors who expect only modest changes
capturing enhanced returns relative to an underlying asset's actual                       in the value of the underlying asset and who are willing to give up
performance within a given range of performance in exchange for giving up                 appreciation on the underlying asset that is beyond the
returns above the specified cap, in addition to accepting full downside                   performance range, and bear the same or similar downside risk
exposure to the underlying asset.                                                         associated with owning the underlying asset.
Access Investments provide exposure to a market sector, asset class,                 []   May be appropriate for investors interested in diversification of, and
theme or investment strategy that may not be easily accessible to an                      exposure to, difficult to access underlying asset classes, market
individual investor by means of traditional investments.                                  sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2012

Client Strategy Guide: May 2012 Offerings Page 6

     [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2012

Client Strategy Guide: May 2012 Offerings Page 7
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Opportunities in U.S. Equities

Enhanced Yield [] Contingent Income Auto-Callable Securities based on Freeport
-McMoRan Copper and Gold Inc. (FCX)

         []  Potential yield enhancement strategy for investors with a range-bound view on Freeport-McMoRan Copper and Gold Inc.
         []  Opportunity to receive a contingent quarterly coupon, provided that the underlying stock closes at or above the predetermined downside threshold level on the related determination date
Strategy []  The securities will be automatically redeemed for par plus the contingent coupon payment if, on any determination date, the
Overview     closing price of the underlying stock is at or above the initial share price
         []  The securities provide repayment of principal at maturity but only if the underlying stock closes at or above the predetermined downside threshold level on the final determination date

                    [] All principal is at risk under the terms of the securities
                    [] Investors will not participate in any appreciation of the underlying stock and the return on the securities will be limited to the contingent quarterly
Risk Considerations    coupons earned during the term of the securities
                    [] Contingent quarterly payments may be zero for some or all quarterly periods
                    [] All payments are subject to the credit risk of the issuer

Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal. Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to 3% to
4% of the stated principal amount, but only with respect to each determination date on which the closing price of the underlying stock is greater than or equal to 75% of the initial share price, which we refer to as the downside threshold level. In addition, if the closing price of the underlying stock is greater than or equal to the initial share price on any determination date, the securities will be automatically redeemed for an amount per security equal to the stated
principal amount and the contingent quarterly payment. However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be either (i) the stated principal amount and any contingent quarterly payment or (ii) a number of shares of the underlying stock, or at our option the cash value thereof, that will be significantly less than the principal amount of the securities if the closing price of the underlying stock is below the downside threshold level on the final determination date. Moreover, if on any determination date the closing price of the underlying stock is less than the downside threshold level, you will not receive any contingent quarterly payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly payment and also the risk of receiving shares of the underlying stock, or the cash value thereof, that are worth significantly less than the stated
principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. Investors will not participate in any appreciation of the underlying stock. The securities are senior unsecured obligations of Morgan Stanley, issued as part of Morgan
Stanley's Series F Global Medium -Term Notes program. All payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer                              Morgan Stanley
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Stock                    Freeport-McMoRan Copper and Gold Inc. (FCX) common stock
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                       May , 2013 (approximately 1 year)
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Early Redemption                    If, on any of the first three Determination Dates, the Determination Closing Price of the Underlying Stock is greater than or equal to the Initial Share Price, the securities will be automatically redeemed for an Early
 Redemption                         Payment on the third business day following the related Determination Date.
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Early Redemption Payment            The Early Redemption Payment will be an amount equal to (i) the Stated Principal Amount plus (ii) the Contingent Quarterly Payment with respect to the related Determination Date.
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Determination Closing Price         The closing price of the Underlying Stock on any Determination Date other than the Final Determination Date times the Adjustment Factor on such Determination Date
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                    [] If, on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is greater than or equal to the Downside Threshold Level, we will pay a Contingent Quarterly Payment of $0.30 to $0.40
                                    (3% to 4% of the Stated Principal Amount) per security on the related Contingent Payment Date. The actual Contingent Quarterly Payment will be determined on the Pricing Date.
Contingent Quarterly Payment        [] If, on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is less than the Downside Threshold Level, no Contingent Quarterly Payment will be made with respect to that
                                    Determination Date.
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Determination Dates                 August , 2012, November , 2012, February , 2013 and May , 2013, subject to postponement for non-trading days and certain market disruption events. May , 2013 is also referred to as the Final Determination Date.
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Contingent Payment Dates            With respect to each Determination Date other than the Final Determination Date, the third business day after the related Determination Date. The payment of the Contingent Quarterly Payment, if any, with respect to the
 Final                              Determination Date will be made on the Maturity Date.
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                    [] If the Final Share Price is greater than or equal to the Downside Threshold Level: (i) the Stated Principal Amount plus (ii) the Contingent Quarterly Payment with respect to the Final Determination Date
Payment at Maturity                 [] If the Final Share Price is less than the Downside Threshold Level: (i) a number of shares of the Underlying Stock equal to the product of the Exchange Ratio and the Adjustment Factor, each as of the Final Determination
                                    Date, or (ii) at the issuer's option, the cash value of such shares as of the Final Determination Date
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Initial Share Price                 The closing price of the Underlying Stock on the Pricing Date
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Final Share Price                   The closing price of the Underlying Stock on the Final Determination Date times the Adjustment Factor on such date
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Exchange Ratio                      The Stated Principal Amount divided by the Initial Share Price
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Adjustment Factor                   1.0, subject to adjustment in the event of certain corporate events affecting the Underlying Stock
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Downside Threshold Level            75% of the Initial Share Price
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount $10 per security
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Listing                             The securities will not be listed on any securities exchange.
----------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date(1)            This offering is expected to close for ticketing on Wednesday, May 30, 2012

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May
2012

Client Strategy Guide: May 2012 Offerings Page 8

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May
2012

Client Strategy Guide: May 2012 Offerings Page 9

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May
2012

Client Strategy Guide: May 2012 Offerings Page 10

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May
2012

Client Strategy Guide: May 2012 Offerings Page 11

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May
2012

MorganStanley SmithBarney

Client Strategy Guide: May 2012 Offerings Page 12

Opportunities in U.S. Equities

Leveraged Performance

Trigger Jump Securities based on the S&P 500® Index (SPX)

Strategy Overview

- Opportunity to earn the greater of a fixed upside payment *and* a payment based on the performance of the S&P 500® Index if the S&P 500® Index has appreciated as of the valuation date
- Limited protection against negative performance of the S&P 500® Index
- May be appropriate for investors who anticipate a price appreciation of the S&P 500® Index and are seeking limited protection against loss of principal
- The loss protection applies only if the S&P 500® Index closes at or above the specified downside threshold on the valuation date

Risk Considerations

- ✓ All principal is at risk under the terms of the Trigger Jump Securities
- ✓ Full downside exposure to the negative performance of the S&P 500® Index if the S&P 500® Index closes below the downside threshold on the valuation date
- ✓ Does not provide for current income; no interest payments

The Trigger Jump Securities offer the opportunity to earn a return based on the performance of the S&P 500® Index. Unlike ordinary debt securities, the Trigger Jump Securities do not pay interest and do not guarantee the return of any of the principal at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the S&P 500® Index, as determined on the valuation date. If the underlying index appreciates at all on the valuation date, you will receive for each security that you hold at maturity a minimum of $5.00 to $5.50 in addition to the stated principal amount. If the underlying index appreciates by more than 50% to 55% on the valuation date, you will receive for each security that you hold at maturity the stated principal amount plus an amount based on the percentage increase of the underlying index. However, if the underlying index declines in value by more than 50% on the valuation date from its initial value, the payment due at maturity will be less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final index value from the initial index value. This amount will be less than $5.00 and could be zero. Accordingly, investors may lose their entire initial investment in the securities. The securities are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the securities, including the repayment of principal at maturity, are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	S&P 500® Index (SPX)
Maturity Date	May , 2017 (approximately 5 years)
Payment at Maturity	• If the Final Index Value is greater than the Initial Index Value: $10 + the *greater of* (i) $10 × the Index Percent Change and (ii) the Upside Payment • If the Final Index Value is less than or equal to the Initial Index Value but greater than or equal to the Downside Threshold, meaning the value of the Underlying Index has remained unchanged or has declined by no more than 50% from the Initial Index Value: $10 • If the Final Index Value is less than the Downside Threshold, meaning the value of the Underlying Index has declined by more than 50% from the Initial Index Value: $10 × the Index Performance Factor *This amount will be less than the Stated Principal Amount of $10, and will represent a loss of at least 50%, and possibly all, of your investment.*
Upside Payment	$5.00 to $5.50 per security (50% to 55% of the Stated Principal Amount), to be determined on the Pricing Date
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Downside Threshold	50% of the Initial Index Value
Index Performance Factor	Final Index Value / Initial Index Value
Initial Index Value	The closing value of the Underlying Index on the Pricing Date
Final Index Value	The closing value of the Underlying Index on the Valuation Date
Valuation Date	May , 2017, subject to postponement for non-index business days and certain market disruption events
Issue Price/Stated Principal Amount	$10 per security
Listing	The securities will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Wednesday, May 30, 2012

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

May 2012

MorganStanley SmithBarney

Client Strategy Guide: May 2012 Offerings Page 13

Opportunities in U.S. Equities

Market Linked Note

Market-Linked Notes based on the S&P 500® Daily Risk Control 10% Index (Excess Return) (SPXT10UE)

Strategy Overview

- Opportunity to gain exposure to the underlying index, which is a modified version of SPTR
- Repayment of principal at maturity plus a supplemental redemption amount based on the value of the underlying index on the determination date, subject to the minimum payment at maturity
- 100% participation in any appreciation of the underlying index over the term of the notes
- No exposure to any decline of the underlying index

Risk Considerations

- ✓ Repayment of principal is available only at maturity and is subject to the credit risk of the issuer
- ✓ Does not provide for current income; no interest payments
- ✓ If the underlying index declines or appreciates by less than 6% to 8%, the notes will only pay the minimum payment at maturity of $10.60 to $10.80 per note (to be determined on the pricing date)
- ✓ The underlying index is a modified version of SPTR, and embodies certain risks as outlined under "Risk Factors" in the applicable pricing supplement
- ✓ Even though the notes are linked to an underlying index called a "risk control" index, the notes are not necessarily less risky, and will not necessarily have better returns, than notes linked to the SPTR

The notes are senior unsecured obligations of Morgan Stanley, will pay no interest and will have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented and modified by the applicable pricing supplement. At maturity, we will pay per note the stated principal amount of $10 plus a supplemental redemption amount based on the value of the underlying index on the determination date, subject to the minimum payment at maturity. The underlying index is intended to provide investors with exposure to the S&P 500® Total Return Index, or SPTR, while attempting to provide greater stability and lower overall risk of large fluctuations as compared to the SPTR through the use of a volatility target. Despite the fact that the title of the underlying index includes the phrase "risk control", the underlying index may appreciate significantly less than the SPTR or it may decline, so that investors will receive only the minimum payment at maturity of $10.60 to $10.80 per note (to be determined on the pricing date). The notes are for investors who are concerned about principal risk but seek an equity index-based return as modified by the use of the underlying index's volatility target, and who are willing to forgo yield and an unmodified exposure to the SPTR in exchange for the minimum payment at maturity. The notes are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the notes, including the repayment of principal at maturity, are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	S&P 500® Daily Risk Control 10% Index (Excess Return) (SPXT10UE)
Maturity Date	May , 2017 (approximately 5 years)
Payment at Maturity	The Payment at Maturity per $10 Stated Principal Amount will equal: $10 + Supplemental Redemption Amount, subject to the Minimum Payment at Maturity.
Supplemental Redemption Amount	(i) $10 *times* (ii) the Index Percent Change *times* (iii) the Participation Rate, *provided that* the Supplemental Redemption Amount will not be less than $0.60 to $0.80 per note, to be determined on the Pricing Date.
Participation Rate	100%
Minimum Payment at Maturity	$10.60 to $10.80 per note (106% to 108% of the Stated Principal Amount). The actual Minimum Payment at Maturity will be determined on the Pricing Date.
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Initial Index Value	The index closing value on the Pricing Date
Final Index Value	The index closing value on the Determination Date
Determination Date	May , 2017, subject to postponement for non-index business days and certain market disruption events
Listing	The notes will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$10 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Wednesday, May 30, 2012

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

May 2012

Client Strategy Guide: May 2012 Offerings Page 14

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May
2012

Client Strategy Guide: May 2012 Offerings Page 15

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May
2012

Client Strategy Guide: May 2012 Offerings Page 16

Selected Risks and Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor's investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as market -linked certificate of deposit, Structured Investments are not bank deposits and are not insured by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk

There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular
Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for
Structured Investments, the price at which you may be able to trade a Structured
Investment is likely to depend on the price, if any, at which Morgan Stanley
Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Smith Barney or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May
2012

Client Strategy Guide: May 2012 Offerings Page 17

Conflicts of Interest

The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific
Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured Investment or
Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the periodic interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity

Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured
Investment will carry out hedging activities related to that Structured
Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which any dealer is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the dealer as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the deposit amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Deposit Amount of the
MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May
2012

MorganStanley SmithBarney

Client Strategy Guide: May 2012 Offerings Page 18

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

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Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

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Copyright © by Morgan Stanley 2012, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. May 2012